ROSS STORES, INC.
POWER OF ATTORNEY
Know all by these presents, that the undersigned
hereby authorizes Mark Askanas, General Counsel, and
John Call, Chief Financial Officer, and their
designees, Mary Tanner, Vice President of Human
Resources, and Chuck Kurth, Vice President of Finance
and Treasurer, of Ross Stores, Inc. (the "Company"),
to execute for and on behalf of the undersigned, in
the undersigned's capacity as an officer or director
of the Company, Form ID Uniform Application for Access
Codes to File on EDGAR, Forms 3, 4 and 5, and any
amendments thereto, and cause such form(s) to be filed
with the United States Securities and Exchange
Commission pursuant to Section 16(a) of the Securities
Act of 1934, relating to the undersigned's beneficial
ownership of securities in the Company.  The
undersigned hereby grants to each such attorney-in-
fact full power and authority to do and perform any
and every act and thing whatsoever requisite,
necessary, or proper to be done in the exercise of any
of the rights and powers herein granted, as fully to
all intents and purposes as the undersigned might or
could do if personally present, with full power of
substitution or revocation, hereby ratifying and
confirming all that such attorney-in-fact, or such
attorney-in-fact's substitute or substitutes, shall
lawfully do or cause to be done by virtue of this
power of attorney and the rights and powers herein
granted.  The undersigned acknowledges that the
foregoing attorneys-in-fact, in serving in such
capacity at the request of the undersigned, are not
assuming, nor is the Company assuming, any of the
undersigned's responsibilities to comply with
Section 16 of the Securities Exchange Act of 1934.
This Power of Attorney shall remain in full force
and effect until the undersigned is no longer required
to file Forms 4 and 5 with respect to the
undersigned's holdings of, and transactions in,
securities issued by the Company, unless earlier
revoked by the undersigned in a signed writing
delivered to the foregoing attorneys-in-fact.
IN WITNESS WHEREOF, the undersigned has cause this
Power of Attorney to be executed as of this 6 day of
September, 2002.
/s/ James S Fassio






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